SWAP TRANSACTION CONFIRMATION

Date:	May 04, 2007
To:
Supplemental Interest Trust, HSI Asset Securitization Corporation Trust 2007-HE2, Mortgage Pass-Through Certificates, Series 2007-HE2 ("Counterparty")
c/o Wells Fargo Bank, N.A., not in its individual capacity but solely as Supplemental Interest Trust Trustee

Address:	Wells Fargo Bank, N.A. 9062 Old Annapolis Road
Columbia MD
21045 USA
Phone:	410-884-2000
Fax:	410-715-2380
Attention:	Client Manager - HASCO 2007-HE2
From:	Wachovia Bank, N.A. ("Wachovia")
Ref. No:	1873067

Dear Client Manager:

This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Wachovia and Counterparty dated as of May 04, 2007, as amended and supplemented from time to time (the "ISDA Master Agreement"). All provisions contained or incorporated by reference in the Master Agreement will govern this Confirmation except as expressly modified herein.

1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars
Term:
Trade Date:	May 04, 2007
Effective Date:	May 25, 2007
Termination Date:	October 25, 2010 in respect of Floating Amounts, subject to adjustment in accordance with the Following Business Day Convention.
October 25, 2010 in respect of Fixed Amounts

Fixed Amounts:

Fixed Rate Payer:	Counterparty
Notional Amount:	For a Calculation Period, the amount set forth opposite that Calculation Period on Attachment I hereto
Period End Dates:	Monthly on the 25th of each month commencing June 25, 2007, through and including the Termination Date; No Adjustment.

Payment Dates:
Monthly on the 1st New York Banking Day preceding each Period End Date, commencing June 22, 2007, through and including October 22, 2010. Notwithstanding the provisions of Section 4.9(a) of the 2000 ISDA Definitions, the Termination Date shall not be a Payment Date hereunder. The final Payment Date shall be October 22, 2010.

Business Day:	New York
Fixed Rate:	5.10%
Fixed Rate Day Count Fraction:	30/360

Additional Fixed Amounts I:

Fixed Amount Payer:	Wachovia
Fixed Amount:	USD 380,000.00
Fixed Amount
Payment Date:	May 04, 2007

Floating Amounts:
Floating Rate Payer:	Wachovia
Notional Amount:	For a Calculation Period, the amount set forth opposite that Calculation Period on Attachment II hereto
Period End Dates:	Monthly on the 25th of each month commencing June 25, 2007, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Payment Dates:
Monthly on the 1st New York Banking Day preceding each Period End Date, commencing June 22, 2007, through and including October 22, 2010. Notwithstanding the provisions of Section 4.9(a) of the 2000 ISDA Definitions, the Termination Date shall not be a Payment Date hereunder. The final Payment Date shall be October 22, 2010.

Business Day:	New York
Floating Rate for initial Calculation Period:	Determined two London Banking Days prior to the Effective Date
Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 Month
Spread:	None
Floating Rate Day Count Fraction:	Actual/360
Floating Rate determined:	Two London Banking Days prior to each Reset Date.
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Rounding convention:	5 decimal places per the ISDA Definitions.

2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia
Payment Instructions:	Wachovia Bank, N.A.
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No: 1873067)
Account #: 04659360006116
Wachovia Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429

Documentation:
Tel: (704) 715-7051
Fax: (704) 383-9139

Collateral:
Tel: (704) 383-9529
Please quote transaction reference number.
Payments to Counterparty:	Wells Fargo Bank, N.A. San Francisco, CA ABA # 121-000-248 Acct. # 3970771416 Acct. Name: SAS Clearing FFC: 53144602 HASCO 2007-HE2 Swap Account

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,
Wachovia Bank, N.A.

By: /s/ Amanda Roof
Name: Amanda Roof
Title: Associate
SP__ Ref. No. 1873067
Accepted and Confirmed as of date first written above:
Supplemental Interest Trust, HSI Asset Securitization Corporation Trust 2007-HE2, Mortgage Pass-Through Certificates, Series 2007-HE2

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee

By: /s/ Martin Reed
Name: Martin Reed
Title: Vice President

ATTACHMENT I Amortization Schedule for 1873067

Calculation Period (from and including, to but excluding)			USD Notional Amount	USD Notional Reduction (at end of period)
25 May 07	to	25 Jun 07	670,799,388.00	13,480,323.00
25 Jun 07	to	25 Jul 07	657,319,065.00	15,732,483.00
25 Jul 07	to	25 Aug 07	641,586,582.00	17,944,515.00
25 Aug 07	to	25 Sep 07	623,642,067.00	20,071,278.00
25 Sep 07	to	25 Oct 07	603,570,789.00	22,100,690.00
25 Oct 07	to	25 Nov 07	581,470,099.00	23,981,457.00
25 Nov 07	to	25 Dec 07	557,488,642.00	25,619,922.00
25 Dec 07	to	25 Jan 08	531,868,720.00	25,432,844.00
25 Jan 08	to	25 Feb 08	506,435,876.00	24,301,571.00
25 Feb 08	to	25 Mar 08	482,134,305.00	23,147,748.00
25 Mar 08	to	25 Apr 08	458,986,557.00	22,044,506.00
25 Apr 08	to	25 May 08	436,942,051.00	20,984,020.00
25 May 08	to	25 Jun 08	415,958,031.00	19,974,696.00
25 Jun 08	to	25 Jul 08	395,983,335.00	19,035,844.00
25 Jul 08	to	25 Aug 08	376,947,491.00	18,129,383.00
25 Aug 08	to	25 Sep 08	358,818,108.00	17,278,328.00
25 Sep 08	to	25 Oct 08	341,539,780.00	16,466,903.00
25 Oct 08	to	25 Nov 08	325,072,877.00	24,415,577.00
25 Nov 08	to	25 Dec 08	300,657,300.00	27,573,690.00
25 Dec 08	to	25 Jan 09	273,083,610.00	25,101,205.00
25 Jan 09	to	25 Feb 09	247,982,405.00	22,566,334.00
25 Feb 09	to	25 Mar 09	225,416,071.00	20,292,850.00
25 Mar 09	to	25 Apr 09	205,123,221.00	14,302,950.00
25 Apr 09	to	25 May 09	190,820,271.00	10,801,477.00
25 May 09	to	25 Jun 09	180,018,794.00	10,193,768.00
25 Jun 09	to	25 Jul 09	169,825,026.00	9,818,687.00
25 Jul 09	to	25 Aug 09	160,006,339.00	9,499,380.00
25 Aug 09	to	25 Sep 09	150,506,959.00	8,995,987.00
25 Sep 09	to	25 Oct 09	141,510,972.00	8,450,039.00
25 Oct 09	to	25 Nov 09	133,060,933.00	7,910,029.00
25 Nov 09	to	25 Dec 09	125,150,904.00	7,390,912.00
25 Dec 09	to	25 Jan 10	117,759,992.00	6,861,625.00
25 Jan 10	to	25 Feb 10	110,898,367.00	6,355,856.00
25 Feb 10	to	25 Mar 10	104,542,511.00	5,875,994.00
25 Mar 10	to	25 Apr 10	98,666,517.00	5,501,743.00
25 Apr 10	to	25 May 10	93,164,774.00	5,178,277.00
25 May 10	to	25 Jun 10	87,986,497.00	4,885,279.00
25 Jun 10	to	25 Jul 10	83,101,218.00	4,609,075.00
25 Jul 10	to	25 Aug 10	78,492,143.00	4,348,755.00
25 Aug 10	to	25 Sep 10	74,143,388.00	4,103,393.00
25 Sep 10	to	25 Oct 10	70,039,995.00	70,039,995.00

ATTACHMENT II Amortization Schedule for 1873067

Calculation Period (from and including, to but excluding)			USD Notional Amount	USD Notional Reduction (at end of period)
25 May 07	to	25 Jun 07	670,799,388.00	13,480,323.00
25 Jun 07	to	25 Jul 07	657,319,065.00	15,732,483.00
25 Jul 07	to	27 Aug 07	641,586,582.00	17,944,515.00
27 Aug 07	to	25 Sep 07	623,642,067.00	20,071,278.00
25 Sep 07	to	25 Oct 07	603,570,789.00	22,100,690.00
25 Oct 07	to	26 Nov 07	581,470,099.00	23,981,457.00
26 Nov 07	to	26 Dec 07	557,488,642.00	25,619,922.00
26 Dec 07	to	25 Jan 08	531,868,720.00	25,432,844.00
25 Jan 08	to	25 Feb 08	506,435,876.00	24,301,571.00
25 Feb 08	to	25 Mar 08	482,134,305.00	23,147,748.00
25 Mar 08	to	25 Apr 08	458,986,557.00	22,044,506.00
25 Apr 08	to	27 May 08	436,942,051.00	20,984,020.00
27 May 08	to	25 Jun 08	415,958,031.00	19,974,696.00
25 Jun 08	to	25 Jul 08	395,983,335.00	19,035,844.00
25 Jul 08	to	25 Aug 08	376,947,491.00	18,129,383.00
25 Aug 08	to	25 Sep 08	358,818,108.00	17,278,328.00
25 Sep 08	to	27 Oct 08	341,539,780.00	16,466,903.00
27 Oct 08	to	25 Nov 08	325,072,877.00	24,415,577.00
25 Nov 08	to	26 Dec 08	300,657,300.00	27,573,690.00
26 Dec 08	to	26 Jan 09	273,083,610.00	25,101,205.00
26 Jan 09	to	25 Feb 09	247,982,405.00	22,566,334.00
25 Feb 09	to	25 Mar 09	225,416,071.00	20,292,850.00
25 Mar 09	to	27 Apr 09	205,123,221.00	14,302,950.00
27 Apr 09	to	26 May 09	190,820,271.00	10,801,477.00
26 May 09	to	25 Jun 09	180,018,794.00	10,193,768.00
25 Jun 09	to	27 Jul 09	169,825,026.00	9,818,687.00
27 Jul 09	to	25 Aug 09	160,006,339.00	9,499,380.00
25 Aug 09	to	25 Sep 09	150,506,959.00	8,995,987.00
25 Sep 09	to	26 Oct 09	141,510,972.00	8,450,039.00
26 Oct 09	to	25 Nov 09	133,060,933.00	7,910,029.00
25 Nov 09	to	28 Dec 09	125,150,904.00	7,390,912.00
28 Dec 09	to	25 Jan 10	117,759,992.00	6,861,625.00
25 Jan 10	to	25 Feb 10	110,898,367.00	6,355,856.00
25 Feb 10	to	25 Mar 10	104,542,511.00	5,875,994.00
25 Mar 10	to	26 Apr 10	98,666,517.00	5,501,743.00
26 Apr 10	to	25 May 10	93,164,774.00	5,178,277.00
25 May 10	to	25 Jun 10	87,986,497.00	4,885,279.00

Calculation Period (from and including, to but excluding)			USD Notional Amount	USD Notional Reduction (at end of period)
25 Jun 10	to	26 Jul 10	83,101,218.00	4,609,075.00
26 Jul 10	to	25 Aug 10	78,492,143.00	4,348,755.00
25 Aug 10	to	27 Sep 10	74,143,388.00	4,103,393.00
27 Sep 10	to	25 Oct 10	70,039,995.00	70,039,995.00

(Multicurrency — Cross Border)
ISDA®
International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of

WACHOVIA BANK, NATIONAL ASSOCIATION	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SEURITIZATION CORPORATION TRUST 2007-HE2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HE2

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)	General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If: —

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)	Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: —

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding- up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): —

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)
Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.	Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If: —

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)
Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default: —

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non- defaulting Party’s Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event: —

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties: —

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient’s answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non- exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re- enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a. m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

WACHOVIA BANK, NATIONAL ASSOCIATION	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SEURITIZATION CORPORATION TRUST 2007-HE2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HE2

(Name of Party)	(Name of Party)

By: Wells Fargo Bank, N.A., not individually, but solely as Supplemental Interest Trust Trustee

/s/ Kim V Farr Name: Kim V Farr Title: Director Date:	/s/ Martin Reed Name: Martin Reed Title: Vice President Date:

EXECUTION DRAFT

SCHEDULE
to the
MASTER AGREEMENT
dated as of May 4, 2007 between
WACHOVIA BANK, NATIONAL ASSOCIATION (“Party A”)
and SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-HE2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HE2 (“Party B”)

Part 1.	Termination Provisions

(a)	“Specified Entity” means, with respect to Party A for all purposes of this Agreement, none specified, and with respect to Party B for all purposes of this Agreement, none specified.

(b)	“Specified Transaction” has its meaning as defined in Section 14 of this Agreement.

(c)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or Party B.

(d)	The “Transfer to Avoid Early Termination” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party.”

(e)
Payments on Early Termination. Except as otherwise provided in this Schedule, “Market Quotation” and the “Second Method” apply. In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option.

(f)	“Termination Currency” means United States Dollars.

(g)
Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable one Business Day immediately preceding the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(h)	Limitation on Defaults by Party A and Party B. The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)	Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) subject to the provisions of the last paragraph hereof;

(ii)
With respect to Party A only, Section 5(a)(ii) of this Agreement (Breach of Agreement); provided that Section 5(a)(ii) will not apply to Party A with respect to Party A's failure to comply with its obligations under Part 5(b)(ii) or 5(b)(iii) herein or under the Credit Support Annex;

(iii)
With respect to Party A only, Section 5(a)(iii) of this Agreement (Credit Support Default) subject to the provisions of the last paragraph hereof; provided that Section 5(a)(iii)(1) shall apply to Party B with respect to Party B’s obligations under Paragraph 3(b) of any Credit Support Annex;

(iv)	With respect to Party A only, Section 5(a)(iv) of this Agreement (Misrepresentation);

(v)
With respect to Party A only, Section 5(a)(vi) of this Agreement (Cross Default). For the purposes of this Part 1 h(v), “Threshold Amount” shall mean, with respect to Party A, (x) 3% of Wachovia Bank, National Association’s “Total Equity Capital” as described in its most recently published Call Report, or (y) if Party A is not Wachovia Bank, National Association, 3% of the shareholder’s equity (excluding deposits) of such Person; “Specified Indebtedness,” with respect to Party A, shall have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of Party A’s ordinary banking business; and “Call Report” shall mean, a “Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Officers” of Wachovia Bank, National Association, filed with Federal Deposit Insurance Corporation on a quarterly basis or, if such form is not required to be filed, such other comparable form applicable to Wachovia Bank, National Association from time to time.

(vi)
Section 5(a)(vii) of this Agreement (Bankruptcy); provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Pooling and Servicing Agreement or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall not apply to Party B to the extent that such clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B); and

(vii)	Section 5(a)(viii) of this Agreement (Merger Without Assumption).

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (A) (i) the Second Rating Trigger Requirements apply and at least 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B) (i) a Ratings Event has occurred and is continuing and at least 10 Local Business Days (or 30 calendar days, in the case of Fitch) have elapsed since the date a Ratings Event occurred and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(i)	Limitation on Termination Events by Party A and Party B. The Termination Events specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)	Section 5(b)(i) of this Agreement (Illegality);

(ii)
Section 5(b)(ii) of this Agreement (Tax Event); provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”; and

(iii)
Section 5(b)(iii) of this Agreement (Tax Event Upon Merger); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(j)	Additional Termination Events. The occurrence of any of the following events shall be an Additional Termination Event.

(i)
First Rating Trigger Collateral. Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and either (1) the Second Rating Trigger Requirements do not apply or (2) less than 30 Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

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(ii)
Second Rating Trigger Replacement. (1) The Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (2) (x) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a) below and/or (y) at least one entity with the First Trigger Required Ratings and/or the Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

The “Second Rating Trigger Requirements” applies when no Relevant Entity has credit ratings at least equal to the Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(iii)
Ratings Event. Party A fails to comply with the downgrade provisions as set forth in Part 5(b)(iii), after giving effect to the relevant time frame specified therein and (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a) below and/or (ii) at least one entity with the Hedge Counterparty Ratings Requirement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iv)
Disclosure Agreement. Party A has not, within ten (10) Business Days following receipt of request therefore, complied with any of the provisions set forth in Paragraph 3 of the Disclosure Agreement following the failure to provide Additional Information (as defined in the Disclosure Agreement). The “Disclosure Agreement” means the Disclosure Agreement, dated May 4, 2007, among HSI Asset Securitization Corporation, HSBC Bank USA, National Association, HSBC Securities (USA) Inc. and Party A. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(v)	[Reserved].

(vi)
Optional Termination. Notice of any Option to Purchase occurs under the Pooling and Servicing Agreement (such notice, an “Optional Termination Notice”) is delivered and such notice is not rescinded prior to the Early Termination Date designated in connection with this Part 1(j)(vi). With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions. Notwithstanding anything to the contrary in Section 6(b)(iv) or Section 6(c)(i), the final Distribution Date specified in the Optional Termination Notice is hereby designated as the Early Termination Date for the foregoing Additional Termination Event in respect of all Affected Transactions. Furthermore, Section 2(a)(iii)(2) shall not be applicable to any Affected Transaction in connection with the Early Termination Date resulting from the foregoing Additional Termination Event. Notwithstanding anything to the contrary in Section 6(c)(ii), payments and deliveries under Section 2(a)(i) or Section 2(e) in respect of the Terminated Transactions resulting from this Additional Termination Event will be required to be made through and including the Early Termination Date designated as a result of this Additional Termination Event; provided, for the avoidance of doubt, that any such payments or deliveries that are made on or prior to such Early Termination Date will not be treated as Unpaid Amounts in determining the amount payable in respect of such Early Termination Date.

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(vii)
Termination. Party B, the Supplemental Interest Trust or the Trust is terminated. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(viii)
Amendment. The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A where such consent is required under the terms of the Pooling and Servicing Agreement, and such amendment or modification has a materially adverse effect on Party A; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee, securities administrator, master servicer or servicer pursuant to the terms of the Pooling and Servicing Agreement. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

Notwithstanding anything in Section 6 of this Agreement to the contrary, any amounts due as result of the occurrence of an Additional Termination Event described in Parts 1(j)(v) through (viii) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date.

(k)
Calculations. Notwithstanding Section 6 of this Agreement, for so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, the following shall apply:

(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(ii) The definition of“Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding; provided that:

(A)
If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest negative number shall equal the largest absolute value such that, for example, negative 3 shall be lower than negative 2); or

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(B)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii)
For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions); provided, however, that notwithstanding the provisions of this Part 1(k), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)
Designation of Early Termination Date; Amendments. Notwithstanding any other provision of this Agreement, Party B shall not designate an Early Termination Date, and no transfer of any rights or obligations under this Agreement shall be made, unless each Rating Agency has been given prior written notice of such amendment, designation or transfer. Furthermore, this Agreement will not be amended unless the Rating Agency Condition is satisfied.

Part 2.	Tax Provisions

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation: None.

(b)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

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(c)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

(d)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i)	Party A makes the following representation(s): None

(ii)	Party B makes the following representation(s): None.

(e)	Tax Forms.

(i)
Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other Party and (C) promptly upon learning that any such form previously provided by such Party has become obsolete or incorrect.

(ii)	Tax Forms to be Delivered by Party A:

None specified.

(iii)	Tax forms to be Delivered by Party B:

Subject to Section 4(a)(iii), any document required or reasonably requested to allow Party A to make payments under this Agreement without any deduction or withholding on account of any Tax.

Part 3.	Documents

(a)
Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)	Closing Documents.

(i)	For Party A, “Closing Documents” mean:

(A)	an opinion of Party A’s counsel addressed to Party B and the Rating Agencies in form and substance acceptable to Party B and the Rating Agencies;

(B)	a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

(C)
each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.

(ii)	For Party B, “Closing Documents” mean:

(A)	an opinion of Party B’s counsel addressed to Party A and the Rating Agencies in form and substance acceptable to Party A and the Rating Agencies;

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(B)
to the extent received, a duly executed copy of the Pooling and Servicing Agreement and the other operative documents relating thereto and referred to therein, executed and delivered by the parties thereto; and

(C)	a duly executed certificate of the secretary or directors of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4.	Miscellaneous

(a)
Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided, further, that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

To Party A:

WACHOVIA BANK, NATIONAL ASSOCIATION
301 South College, DC-8
Charlotte, NC 28202-0600
Attention: Derivatives Documentation Group
Fax: (704) 383-0575
Phone: (704) 383-8778
To Party B:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Manager—HASCO 2007-HE2
With a copy to:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager—HASCO 2007-HE2

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement, neither party is a Multibranch Party.

(e)	“Calculation Agent” means Party A.

(f)	Credit Support Document.

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(i)
For Party A, the following is a Credit Support Document: the Credit Support Annex dated the date hereof (the “Credit Support Annex”) and duly executed and delivered by Party A and Party B and any Eligible Guarantee, if applicable.

(ii)	For Party B, the following is a Credit Support Document: the Credit Support Annex.

(g)	Credit Support Provider.

(i)	For Party A, Credit Support Provider means (1) Party A in its capacity as a party to the Credit Support Annex and (2) the guarantor under any Eligible Guarantee.

(ii)	For Party B, the Credit Support Provider means Party B in its capacity as a party to the Credit Support Annex.

(h)
Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to §§ 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i)
Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply to all Transactions.

(k)	“Affiliate” has its meaning as defined in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(l)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(m)
Single Agreement. Section 1(c) shall be amended by adding the words “, the credit support annex entered into between Party A and Party B in relation to this Agreement” after the words “Master Agreement.”

(n)
Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

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Part 5.	Other Provisions

(a)
2000 ISDA Definitions. This Agreement and each Transaction are subject to the 2000 ISDA Definitions (including its Annex) published by the International Swaps and Derivatives Association, Inc. (together, the “2000 ISDA Definitions”) and will be governed by the provisions of the 2000 ISDA Definitions. The provisions of the 2000 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2000 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2000 ISDA Definitions. The provisions of this Agreement (exclusive of the 2000 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2000 ISDA Definitions.

(b)	Downgrade Provisions.

(i)
Second Trigger Failure Condition. So long as the Second Rating Trigger Requirements apply, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable, to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (ii) obtain an Eligible Replacement pursuant to Part 6(a) that assumes the obligations of Party A under this Agreement (through a novation or other assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty.

(ii)
Collateralization Event. It shall be a collateralization event (“Collateralization Event”) if (A) either (i) the unsecured, short-term debt obligations of the Relevant Entity are rated below “A-1” by S&P or (ii) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are rated below “A+” by S&P, or (B) the unsecured, long-term senior debt obligations or financial strength ratings of the Relevant Entity are rated below “A” by Fitch). For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Pooling and Servicing Agreement. Within 30 calendar days from the date a Collateralization Event has occurred and so long as such Collateralization Event is continuing, Party A shall, at its sole expense, either (i) post collateral in an amount required to be posted pursuant to terms of the Credit Support Annex (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch), or (ii) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition (as defined below), assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable.

“Rating Agency Condition” shall mean first receiving prior written confirmation from S&P and Fitch that their then-current ratings of the rated Certificates will not be downgraded or withdrawn by such Rating Agency.

(iii)
Ratings Event. It shall be a ratings event (“Ratings Event”) if at any time after the date hereof, the Relevant Entity shall fail to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P. Within 30 calendar days (or, in the case of a failure to meet the requirements of subparagraph (a) of the definition of “Hedge Counterparty Ratings Threshold”, within 10 Local Business Days) from the date a Ratings Event has occurred and so long as such Ratings Event is continuing, Party A shall, at its sole expense, (i) obtain an Eligible Replacement that (x) upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) having provided prior written notice to S&P and Fitch, replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty; provided that such Eligible Replacement, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new Transactions, as applicable, and such assumption or replacement will not lead to a Termination Event or Event of Default occurring under the Agreement or new Transactions, as applicable, and (ii) upon the occurrence of a Ratings Event, Party A shall immediately be required to post collateral in an amount required to be posted pursuant to terms of the Credit Support Annex (such amount which is the greater of amounts required to be posted by Moody’s, S&P and Fitch).

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(iv)	Downgrade Definitions.

(A)
“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

(B)
“Eligible Replacement” means a Transferee (i) (A) with the First Trigger Required Ratings and/or the Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required Ratings and (ii) with the ratings specified in the definition of Hedge Counterparty Ratings Requirement below.

(C)
“First Trigger Required Ratings” means with respect to an entity, either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

(D)	“Fitch” means Fitch, Inc.

(E)
“Hedge Counterparty Ratings Threshold” means (a) the unsecured, long-term senior debt obligations of Party A (or its Credit Support Provider) are rated at least “BBB-” by S&P, and (b) either (i) the unsecured, senior debt obligations or financial strength ratings of Party A (or its Credit Support Provider), are rated at least “BBB+” by Fitch or (ii) the unsecured, short-term debt obligations (if any) of Party A , are rated at least “F2” by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Pooling and Servicing Agreement.

(F)
“Hedge Counterparty Ratings Requirement” means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A-1” by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its Credit Support Provider) are rated at least “A+” by S&P, and (b) either (i) the unsecured, long-term senior debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations of such substitute counterparty (or its Credit Support Provider) are rated at least “F1” by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

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(G)	“Moody’s” means Moody's Investors Service, Inc.

(H)	“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(I)	“Relevant Entity” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(J)	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

(K)	A “Second Trigger Failure Condition” shall occur at any time that no Relevant Entity maintains the Second Trigger Required Ratings.

(L)
“Second Trigger Required Ratings” means with respect to an entity (A) either where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s, and (B) where such entity is not the subject of a Moody’s Short-term Rating, if the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A3” or above by Moody’s.

(c)	Additional Representations. Section 3 of this Agreement is hereby amended by adding the following Sections 3(g), (h), (i) and (j):

“(g) Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party’s agent or fiduciary, but on an arm’s length basis for the purpose of performing an administrative function in good faith.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

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(h) Eligibility. It is an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).

(i) FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

(j) ERISA. It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.”

(d)
Recorded Conversations. Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party’s Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

Part 6.	Additional Terms

(a)	Transfers by Party A.

(i)
Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) (provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer) and Part 6(a)(ii), Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition and without the prior written consent of Party B.

(ii)
Subject to Part 1(l), Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, (C) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer and (D) Party A receives confirmation from each Rating Agency (other than Moody’s) that transfer to the Transferee does not violate the Rating Agency Condition. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)
If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a)(ii), Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(iv)
Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 6(a) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

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(b)	Payments. All payments to Party B under this Agreement or any Transaction shall be made to the appropriate account specified under the related Confirmation.

(c)
Set-off. Except as otherwise provided in this Schedule, Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) and 6 of this Agreement or the setoff rights contained in the Credit Support Annex. Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off”.

(d)	Pooling and Servicing Agreement

(i)
Party B hereby acknowledges that Party A is a third-party beneficiary under the Pooling and Servicing Agreement, and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, supplement, waiver, approval, consent or otherwise) which may have a material adverse effect with respect to the rights, interest or benefits granted to Party A under the Pooling and Servicing Agreement with respect to this Agreement, whether or not this Agreement is specifically referred to or identified therein without the prior written consent of Party A (to the extent such consent is required under the Pooling and Servicing Agreement).

“Pooling and Servicing Agreement” means that certain Pooling and Servicing Agreement, by and among HSI Asset Securitization Corporation, Depositor, Wells Fargo Bank, N.A., Master Servicer, Securities Administrator and Custodian, Deutsche Bank National Trust Company, Trustee, and Officetiger Global Real Estate Services Inc., Credit Risk Manager, dated as of April 1, 2007, as the same may be amended, modified, supplemented or restated from time to time.

(ii)
On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Pooling and Servicing Agreement is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Pooling and Servicing Agreement that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Pooling and Servicing Agreement; that Party B’s obligations under this Agreement are dependant on payments under the Pooling and Servicing Agreement; that each Transaction entered into under this Agreement is a Derivative Agreement under the Pooling and Servicing Agreement; that Party A constitutes a Derivative Counterparty under the Pooling and Servicing Agreement; that no Event of Default has occurred and is continuing as defined in the Pooling and Servicing Agreement; that nothing herein violates or conflicts with any of the provisions of the Pooling and Servicing Agreement or any other documents executed in connection therewith. In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transactions do not violate or conflict with any of the provisions of the Pooling and Servicing Agreement or any other documents executed in connection therewith; and that under the terms of the Pooling and Servicing Agreement, neither the consent of the Trustee, the Securities Administrator, nor of any of the Certificateholders under the Pooling and Servicing Agreement is required for Party B to enter into that Transaction or for Party A to be entitled for that Transaction to the rights, interests and benefits granted to Party A under the Pooling and Servicing Agreement.

(iii)	Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the Pooling and Servicing Agreement.

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(e)
Consent to Notice & Communications. Party B hereby consents to the giving to the Securities Administrator of notice by Party A of Party A’s address and telecopy and telephone numbers for all purposes of the Pooling and Servicing Agreement, and in addition, Party A shall also be entitled at any time to provide the Securities Administrator with copies of this Agreement, including all Confirmations. In addition, Party A shall not be precluded from communicating with the Securities Administrator or any party to, or any third party beneficiary under, the Pooling and Servicing Agreement for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Pooling and Servicing Agreement.

(f)
No Bankruptcy Petition. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period then in effect) following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This Part 6(i) shall survive termination of this Agreement.

(g)
Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A. (“Wells Fargo”) not individually or personally but solely as Supplemental Interest Trust Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as a personal representation, undertaking or agreement of Wells Fargo but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Agreement.

(h)
Party A Rights Solely Against Trust Fund. Notwithstanding anything herein to the contrary, Party A hereunder acknowledges and agrees that the liability of Party B to Party A hereunder (including, for the avoidance of doubt, each Confirmation hereto) is limited in recourse to the assets in the Trust Fund and to the extent that the proceeds of the assets in the Trust Fund, when applied in accordance with the applicable provisions of the Pooling and Servicing Agreement, are insufficient to meet the obligations of Party B hereunder in full, Party B shall have no further liability in respect of any such outstanding obligations and any obligations of Party B which remain outstanding, and all claims against Party B hereunder shall be extinguished. Party A further agrees and acknowledges that the obligations of Party B hereunder are solely the obligations of Party B and that Party A shall not take any action against the directors, shareholders, administrator or officers of Party B to recover any amounts due hereunder (absent fraud or willful misconduct by any such person). Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement. This Part 6(h) shall survive termination of this Agreement.

(i)
Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

14

(j)
Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 6(j) shall not constitute an Event of Default or a Termination Event. Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.

(k)
Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Swap Counterparty; (iv) the terms of the Certificates; (v) other than as provided in the Disclosure Agreement, the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement or the Disclosure Agreement; or (vii) any other aspect of Party B’s existence.

Part 7.	Definitions.

All capitalized terms used herein and not defined herein shall have the definitions ascribed to them in the Pooling and Servicing Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Kim V Farr
Name: Kim V Farr
Title: Director

SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-HE2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HE2

By:	WELLS FARGO BANK, N.A., not in its individual capacity,
but solely as Supplemental Interest Trust Trustee

By: /s/ Martin Reed
Name: Martin Reed
Title:Vice President

16

EXECUTION DRAFT

Elections and Variables
to the 1994 ISDA Credit Support Annex
to the Schedule to the ISDA Master Agreement dated as of May 4, 2007 between Party A and Party B

dated as of

May 4, 2007

between

WACHOVIA BANK, NATIONAL ASSOCIATION	and	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-HE2, MORTGAGE PASS- THROUGH CERTIFICATES, SERIES 2007-HE2
_______________________________________ (“Party A”)		_________________________________________ (“Party B”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraphs 1 - 12.  Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

Paragraph 13.

(a)	Security Interest for “Obligations”.

The term “Obligations” as used in this Annex includes the following additional obligations: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date;” provided, that the Delivery Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Delivery Amount shall be the greatest of such calculated amounts.

(B)
“Return Amount” has the meaning specified in Paragraph 3(b); provided, that the Return Amount shall be calculated, with respect to collateral posting required by each Rating Agency, by using (i) such Rating Agency’s Valuation Percentages as provided below to determine Value and (ii) the Credit Support Amount related to such Rating Agency. The Return Amount shall be the least of such calculated amounts.

(C)	“Credit Support Amount” has the meaning specified in Paragraph 13(j)(iii).

(ii)	Eligible Collateral. The Valuation Percentages[1] listed below shall apply to the following Eligible Collateral:

Instrument	Valuation Percentages applicable with respect to calculating Moody's First Trigger Credit Support Amount	Valuation Percentages applicable with respect to calculating Moody's Second Trigger Credit Support Amount	Valuation Percentages applicable with respect to calculating S&P Credit Support Amount and Fitch Credit Support Amount
	Moody’s	Moody’s	S&P	Fitch
U.S. Dollar Cash	100%	100%	100%	100%
Euro Cash	97%	93%	89.8%	**
Sterling Cash	97%	94%	91.9%	**
Fixed Rate Negotiable Treasury Debt issued by U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%	98.6%	97.5%
1 to 2 years	100%	99%	97.3%	94.7%
2 to 3 years	100%	98%	95.8%	94.7%
3 to 5 years	100%	97%	93.8%	91.5%
5 to 7 years	100%	95%	91.4%	89.0%
7 to 10 years	100%	94%	90.3%	86.3%
10 to 20 years	100%	89%	87.9%	83.0%
> 20 years	100%	87%	84.6%	79.0%
Floating-Rate Negotiable U.S. Dollar Denominated Treasury Debt Issued by The U.S. Treasury Department
All Maturities	100%	99%	Not Eligible Collateral	**
Fixed-Rate U.S. Dollar Denominated U.S. Agency Debentures with Remaining Maturity:
< 1 Year	100%	99%	98%	**
1 to 2 years	100%	98%	96.8%	**
2 to 3 years	100%	97%	96.3%	**
3 to 5 years	100%	96%	92.5%	**
5 to 7 years	100%	94%	90.3%	**
7 to 10 years	100%	93%	86.9%	**
10 to 20 years	100%	88%	82.6%	**
> 20 years	100%	86%	77.9%	**
Floating-Rate U.S. Dollar Denominated U.S. Agency Debentures
All maturities	100%	98%	Not Eligible Collateral	**

_________________
1 With respect to collateral types not listed below, such assets will be subject to review by each of S&P, Fitch and Moody’s.

2

Fixed-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s and AAA by S&P with Remaining Maturity:
< 1 Year	97%	93%	98%	**
1 to 2 years	97%	92%	96.3%	**
2 to 3 years	97%	91%	95.8%	**
3 to 5 years	97%	89%	89.3%	**
5 to 7 years	97%	87%	85.7%	**
7 to 10 years	97%	86%	80.7%	**
10 to 20 years	97%	82%	72.5%	**
> 20 years	97%	80%	Not Eligible Collateral	**
Floating-Rate Euro Denominated Euro-Zone Government Bonds Rated Aa3 or Above by Moody’s
All maturities:	97%	92%	Not Eligible Collateral	**
Qualified Commercial Paper
	0%*	0%*	99%	99.5%

For the purposes of the above table, “Qualified Commercial Paper” means commercial paper with a rating of at least P-1 by Moody’s, A-1+ by S&P and F1+ by Fitch and having a remaining maturity of not more than one month.

*or such other percentage in respect of which Moody's has provided a rating affirmation.

** subject to review by Fitch

(iii)	Thresholds.

(A)	“Independent Amount” means with respect to Party A: Zero

“Independent Amount” means with respect to Party B: Zero

(B)
“Threshold” means with respect to Party A: infinity; provided that the Threshold with respect to Party A shall be zero for so long as no Relevant Entity has the First Trigger Required Ratings or a Collateralization Event is occurring and (i) no Relevant Entity has had the First Trigger Required Ratings since this Annex was executed, or (ii) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the First Trigger Required Ratings, or (iii) no Relevant Entity has met the Hedge Counterparty Ratings Requirement since this Annex was executed, or (iv) at least 30 calendar days have elapsed since the last time a Collateralization Event occurred or (v) a Ratings Event is occurring.

“Threshold” means with respect to Party B: infinity.

(C)
“Minimum Transfer Amount” means with respect to Party A: USD $100,000; provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000.

(D)
“Minimum Transfer Amount” means with respect to Party B: USD $100,000 (or if the Posted Collateral is less than $100,000, the aggregate Value of Posted Collateral), provided, however, that if S&P is rating the Certificates and the aggregate Certificate Principal Balances of the rated Certificates falls below $50,000,000, then the Minimum Transfer Amount shall mean USD $50,000 (or if the Posted Collateral is less than $50,000, the aggregate Value of Posted Collateral).

3

(E)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD $10,000. The Return Amount will be rounded down to the nearest integral multiple of USD $10,000.

(iv)
“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(j) of the Schedule is deleted)” shall be inserted and (2) at the end of such definition, the words “with terms substantially the same as those of this Agreement.”

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A in all circumstances.

(ii)	“Valuation Date” means [each Local Business Day] [the first Local Business Day in each week]. [2]

(iii)
“Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. None.

(e)	Substitution.

(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	Consent. If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Eligible Credit Support or Posted Credit Support as of the relevant Valuation Date or date of Transfer will be calculated as follows:

(A)
with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 5(c)(ii) or included in the applicable price) as of such date; and

_______________
2 Selected at the option of Party A.

4

(B)	with respect to any Cash, the face amount thereof.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

A Custodian will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6(b); provided that:

(1) Posted Collateral may be held only in the following jurisdiction: United States.

(2) The Custodian for Party B (A) is a commercial bank or trust company which is unaffiliated with Party B and organized under the laws of the United States or state thereof, having assets of at least $500 million and a long term debt or a deposit rating of at least (i) Baa2 from Moody’s and (ii) A-1 from S&P, or is the Securities Administrator, and a short term rating from Fitch of at least “F1” and (B) shall hold all Eligible Credit Support in an Eligible Account segregated from any Derivative Account and any other Accounts of the Trustee or the Securities Administrator as such terms are defined in the related Pooling and Servicing Agreement.

(3) Initially, the Custodian for Cash and Securities for Party B is: The Securities Administrator under the Pooling and Servicing Agreement, or any successor thereto.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. The Securities Administrator shall invest Cash Posted Credit Support in such overnight (or redeemable within two Local Business Days of demand) investments rated at least AAAm or AAAm-G by S&P and at least Aaa or Prime-1 by Moody’s (or such other investments as may be affirmed in writing by S&P and Moody’s) as directed by Party A (unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party and (y) an Early Termination Date has been designated by Party B, in which case such investment shall be at the direction of Party B) with gains and losses incurred in respect of such investments to be for the account of Party A.

5

(iii)
Notice. If a party or its Custodian fails to meet the criteria for eligibility to hold (or, in the case of a party, to use) Posted Collateral set forth in this Paragraph 13(g), such party shall promptly notify the other party of such ineligibility.

(h)	Distributions and Interest Amount.

(i)
Interest Rate. The “Interest Rate” will be the actual rate of interest earned by Party B or the Custodian if the Cash is invested at the direction of Party A in accordance with Paragraph 13(g)(ii) above, otherwise the “Interest Rate” will be the federal funds overnight rate as published by the Board of Governors of the Federal Reserve System in H.15 (519) or its successor publication, or such other rate as the parties may agree from time to time.

(ii)
Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer, provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the transfer.

Party B: To be notified to Party A by Party B upon request by Party A.

(j)	Other Provisions.

(i)	Costs of Transfer on Exchange.

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

(ii)	Cumulative Rights.

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(iii)	Ratings Criteria.

“Credit Support Amount” shall be (a) in respect of S&P, the S&P Credit Support Amount, (b) in respect of Fitch, the Fitch Credit Support Amount, and (c) in respect of Moody’s, the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, as applicable.

6

With respect to Fitch:

“Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date (x) on which a Collateralization Event with respect to Fitch has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to Fitch has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction:

	Weighted Average Life (Years)
Notes’ Rating	1	2	3	4	5	6	7	8	9	10	11	12	13	14	>=15
USD Interest Rate Swaps
AA- or Better	0.8	1.7	2.5	3.3	4.0	4.7	5.3	5.9	6.5	7.0	7.5	8.0	8.5	9.0	9.5
A+/A	0.6	1.2	1.8	2.3	2.8	3.3	3.8	4.2	4.6	5.0	5.3	5.7	6.0	6.4	6.7
A-/BBB+	0.5	1.0	1.6	2.0	2.5	2.9	3.3	3.6	4.0	4.3	4.7	5.0	5.3	5.6	5.9
With respect to Moody’s:

“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(I)
(A) for any Valuation Date on which (I) a First Trigger Failure Condition has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

[the lesser of (x) the product of the Moody’s First Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (y) the product of Moody’s First Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][3]

________________
3 If Moody’s First Trigger Credit Support Amount is calculated using DV01.

7

[the product of the applicable Moody’s First Trigger Factor set forth in Table 1 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][4] or

(B) for any other Valuation Date, zero, over

(II)	the Threshold for Party A such Valuation Date.

“First Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Required Ratings.

“DV01” means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party’s Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation.

“Moody’s First Trigger DV01 Multiplier” means [(A) if each Local Business Day is a Valuation Date, 15, or (B) otherwise, 25].

“Moody’s First Trigger Notional Amount Multiplier” means [(A) if each Local Business Day is a Valuation Date, 2%, or (B) otherwise, 4%].

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

(III)
(A) for any Valuation Date on which it is the case that a Second Trigger Failure Condition has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for all Transactions.

For the purposes of this definition:

“Next Payment” means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

“Next Payment Date” means each date on which the next scheduled payment under any Transaction is due to be paid.

“Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

_______________
4 If Moody’s First Trigger Credit Support Amount is calculated without using DV01.

8

[the lesser of (i) the product of the Moody’s Second Trigger DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of the Moody’s Second Trigger Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][5]

[the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][6] or if such Transaction is a Transaction-Specific Hedge,

[the lesser of (i) the product of the Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier and DV01 for such Transaction and such Valuation Date and (ii) the product of the Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][7]

[the product of the applicable Moody’s Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date;][8] or

(B) for any other Valuation Date, zero, over

(IV)	the Threshold for Party A for such Valuation Date.

“Transaction-Specific Hedge” means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Second Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger DV01 Multiplier” means [(A) if each Local Business Day is a Valuation Date, 50, or (B) otherwise, 60].

“Moody’s Second Trigger Transaction-Specific Hedge DV01 Multiplier” means [(A) if each Local Business Day is a Valuation Date, 65, or (B) otherwise, 75].

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means [(A) if each Local Business Day is a Valuation Date, 10%, or (B) otherwise, 11%].

________________
5 If Moody’s Second Trigger Credit Support Amount for a fixed schedule swap is calculated using DV01.
6 If Moody’s Second Trigger Credit Support Amount for a fixed schedule swap is calculated without using DV01.
7 If Moody’s Second Trigger Credit Support Amount for a Transaction-Specific Hedge is calculated using DV01.
8 If Moody’s Second Trigger Credit Support Amount for a Transaction-Specific Hedge is calculated without using DV01.

9

“Moody’s Second Trigger Notional Amount Multiplier” means [(A) if each Local Business Day is a Valuation Date, 8% or (B) otherwise, 9%].

With respect to S&P:

“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:

(I)	(A)
for any Valuation Date (x) on which a Collateralization Event with respect to S&P has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to S&P has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over

(II)	the Threshold for Party A for such Valuation Date.

“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

Short-term credit rating of Party A’s Credit Support Provider	Remaining Weighted Average Life Maturity up to 3 years	Remaining Weighted Average Life Maturity up to 5 years	Remaining Weighted Average Life Maturity up to 10 years	Remaining Weighted Average Life Maturity up to 30 years
At least “A-2”	2.75	3.25	4.00	4.75
“A-3”	3.25	4.00	5.00	6.25
“BB+” or lower	3.50	4.50	6.75	7.50

(iv)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(A)	shall be given to or made at the following addresses:

If to Party A:

As set forth in Part 4(a) of the Schedule.

If to Party B:

As set forth in Part 4(a) of the Schedule.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party;

10

(B)
shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(v)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the first sentence of this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, except with respect to Party B’s obligations under Paragraph 3(b), (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder. Party A and Party B further agree that, notwithstanding anything to the contrary in the recital to this Annex or Paragraph 7, this Annex will constitute a Credit Support Document only with respect to Party A.

(vi)	Capacity.

It is expressly understood and agreed by the parties hereto that (i) this Annex is executed and delivered by Wells Fargo Bank, N.A. (“Wells Fargo”) not individually or personally but solely as Supplemental Interest Trust Trustee, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as a personal representation, undertaking or agreement of Wells Fargo but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under this Annex or any other related documents as to all of which recourse shall be had solely to the assets of the Trust Fund and the Supplemental Interest Trust in accordance with the terms of the Pooling and Servicing Agreement, unless the Supplemental Interest Trust Trustee was grossly negligent or acted with willful misconduct.

(vii)	External Marks.

At such time as the long-term senior debt rating of Party A’s Credit Support Provider is BBB or lower from S&P, Party A in its capacity as Valuation Agent shall get external verification of its calculation of Exposure on a monthly basis. This verification shall be at Party A’s expense and may not be verified by the same entity more than four (4) times in any twelve (12)-month period. The external mark should reflect the higher of two (2) bids from counterparties that would be willing and eligible to provide the swap in the absence of the current provider. Such bids and any external marks received by the Valuation Agent shall be provided to S&P. The calculation of Exposure should be based on the greater of the internal and external marks.

(viii)	Event of Default.

11

Subclause (iii) of Paragraph 7 shall not apply to Party B.

[Signature page follows]

12

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date specified on the first page hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION	SUPPLEMENTAL INTEREST TRUST, HSI ASSET SECURITIZATION CORPORATION TRUST 2007-HE2, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-HE2

By: WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Supplemental Interest Trust Trustee

By: /s/ Kim V Farr Name: Kim V Farr Title: Director	By: /s/ Martin Reed Name: Martin Reed Title: Vice President

13

Table 1

Moody’s First Trigger Factor
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining Weighted Average Life of Hedge in Years	[Daily Collateral Posting	[Weekly Collateral Posting
1 or less	0.15%	0.25%
More than 1 but not more than 2	0.30%	0.50%
More than 2 but not more than 3	0.40%	0.70%
More than 3 but not more than 4	0.60%	1.00%
More than 4 but not more than 5	0.70%	1.20%
More than 5 but not more than 6	0.80%	1.40%
More than 6 but not more than 7	1.00%	1.60%
More than 7 but not more than 8	1.10%	1.80%
More than 8 but not more than 9	1.20%	2.00%
More than 9 but not more than 10	1.30%	2.20%
More than 10 but not more than 11	1.40%	2.30%
More than 11 but not more than 12	1.50%	2.50%
More than 12 but not more than 13	1.60%	2.70%
More than 13 but not more than 14	1.70%	2.80%
More than 14 but not more than 15	1.80%	3.00%
More than 15 but not more than 16	1.90%	3.20%
More than 16 but not more than 17	2.00%	3.30%
More than 17 but not more than 18	2.00%	3.50%
More than 18 but not more than 19	2.00%	3.60%
More than 19 but not more than 20	2.00%	3.70%
More than 20 but not more than 21	2.00%	3.90%
More than 21 but not more than 22	2.00%	4.00%
More than 22 but not more than 23	2.00%	4.00%
More than 23 but not more than 24	2.00%	4.00%
More than 24 but not more than 25	2.00%	4.00%
More than 25 but not more than 26	2.00%	4.00%
More than 26 but not more than 27	2.00%	4.00%
More than 27 but not more than 28	2.00%	4.00%
More than 28 but not more than 29	2.00%	4.00%
More than 29	2.00%]	4.00%]

14

Table 2

Moody’s Second Trigger Factor for Interest Rate Swaps with Fixed Notional Amounts
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining Weighted Average Life of Hedge in Years	[Daily Collateral Posting	[Weekly Collateral Posting
1 or less	0.50%	0.60%
More than 1 but not more than 2	1.00%	1.20%
More than 2 but not more than 3	1.50%	1.70%
More than 3 but not more than 4	1.90%	2.30%
More than 4 but not more than 5	2.40%	2.80%
More than 5 but not more than 6	2.80%	3.30%
More than 6 but not more than 7	3.20%	3.80%
More than 7 but not more than 8	3.60%	4.30%
More than 8 but not more than 9	4.00%	4.80%
More than 9 but not more than 10	4.40%	5.30%
More than 10 but not more than 11	4.70%	5.60%
More than 11 but not more than 12	5.00%	6.00%
More than 12 but not more than 13	5.40%	6.40%
More than 13 but not more than 14	5.70%	6.80%
More than 14 but not more than 15	6.00%	7.20%
More than 15 but not more than 16	6.30%	7.60%
More than 16 but not more than 17	6.60%	7.90%
More than 17 but not more than 18	6.90%	8.30%
More than 18 but not more than 19	7.20%	8.60%
More than 19 but not more than 20	7.50%	9.00%
More than 20 but not more than 21	7.80%	9.00%
More than 21 but not more than 22	8.00%	9.00%
More than 22 but not more than 23	8.00%	9.00%
More than 23 but not more than 24	8.00%	9.00%
More than 24 but not more than 25	8.00%	9.00%
More than 25 but not more than 26	8.00%	9.00%
More than 26 but not more than 27	8.00%	9.00%
More than 27 but not more than 28	8.00%	9.00%
More than 28 but not more than 29	8.00%	9.00%
More than 29	8.00%]	9.00%]

15

Table 3

Moody’s Second Trigger Factor for Transaction-Specific Hedges
[If “Valuation Date” means each Local Business Day, the “Daily Collateral Posting” column will apply and the Weekly Collateral Posting Column will be deleted.]
[If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral
Posting” column will apply and the Daily Collateral Posting Column will be deleted.]

Remaining Weighted Average Life of Hedge in Years	[Daily Collateral Posting	[Weekly Collateral Posting
1 or less	0.65%	0.75%
More than 1 but not more than 2	1.30%	1.50%
More than 2 but not more than 3	1.90%	2.20%
More than 3 but not more than 4	2.50%	2.90%
More than 4 but not more than 5	3.10%	3.60%
More than 5 but not more than 6	3.60%	4.20%
More than 6 but not more than 7	4.20%	4.80%
More than 7 but not more than 8	4.70%	5.40%
More than 8 but not more than 9	5.20%	6.00%
More than 9 but not more than 10	5.70%	6.60%
More than 10 but not more than 11	6.10%	7.00%
More than 11 but not more than 12	6.50%	7.50%
More than 12 but not more than 13	7.00%	8.00%
More than 13 but not more than 14	7.40%	8.50%
More than 14 but not more than 15	7.80%	9.00%
More than 15 but not more than 16	8.20%	9.50%
More than 16 but not more than 17	8.60%	9.90%
More than 17 but not more than 18	9.00%	10.40%
More than 18 but not more than 19	9.40%	10.80%
More than 19 but not more than 20	9.70%	11.00%
More than 20 but not more than 21	10.00%	11.00%
More than 21 but not more than 22	10.00%	11.00%
More than 22 but not more than 23	10.00%	11.00%
More than 23 but not more than 24	10.00%	11.00%
More than 24 but not more than 25	10.00%	11.00%
More than 25 but not more than 26	10.00%	11.00%
More than 26 but not more than 27	10.00%	11.00%
More than 27 but not more than 28	10.00%	11.00%
More than 28 but not more than 29	10.00%	11.00%
More than 29	10.00%]	11.00%]

16